Exhibit 99.1

Polar Petroleum Corp. Completes Acquisition of Prime Alaska Properties Bordering ExxonMobil's Point Thomson Project in Alaska's North Slope Region

Anchorage, AK, June 3, 2013 – Polar Petroleum Corp. (OTCBB: POLR; herein after "Polar Petroleum", "Polar" and/or "the Company") announces that on May 31, 2013, the Company completed the acquisition of a 100% Working Interest (WI) in 12 offshore oil and gas leases (~19,662 acres) in Alaska's prolific North Slope region. The leases are collectively known as the North Point Thomson Project.

Polar Petroleum (AK) Corp., a wholly-owned subsidiary of Polar Petroleum Corp., signed the lease purchase agreement. The agreement reserved an overriding royalty of 4% for the Sellers of the properties, and royalties for the State of Alaska of 12.5% for 7 of the leases and 16.67% for 5 of the leases (Polar has an NRI of 83.5% in 7 of the leases, and 79.33% in 5 of the leases).

Polar's newly acquired North Point Thomson Project properties are located in close proximity to significant oil and gas activities, both historic and ongoing, in Alaska's North Slope region:

•	Bordering ExxonMobil's Point Thomson Unit to the north.
•	60 miles east of Prudhoe Bay, North America's largest oil field and the largest producing field in America.
•	8 miles northeast of the producing Badami Unit (60+ MMBO).
•	9 miles southwest of Unocal/Shell's Hammerhead-Sivulliq discovery (100-200+ MMBO).
•	12 miles west-southwest of the Kuvlum discovery (160-300 MMBO).
•	8 miles northwest of the Stinson discovery (150+ MMBO).
•
Sits along an east-west line of exploratory wells that have encountered carbonate-rich, Pre-Mississippian “basement” lithologies, starting 8 miles to the east: Stinson #1, Alaska State #A-1, Alaska State #F-1, Alaska Island #1, Challenge Island #1 (on the western end of the North Point Thomson Project), and extending westward towards the Liberty Unit area.[1]

According to Alaska's Department of Natural Resources, the main Thomson Sand Reservoir (i.e., the primary reservoir in ExxonMobil's Point Thomson Unit) probably continues northwesterly beneath the southwestern portion of the North Point Thomson Project area. The report's conclusion was based upon the 64 feet of sand in the Challenge Island #1 well, the 6 feet of sand in the Alaska Island #1 well, and available seismic data.[2] Additional targets for the North Point Thomson Project include the Pre-Mississippian of the 1990 ARCO Stinson oil discovery located just to the east. At the same time, most of the North Point Thomson Project area may have significant potential for oil production due to its position on the northern flank of a ridge-like structural feature. According to the US Geological Survey (Open File Report 98-34), this northern flank would have been oil-charged from the north as part of the Canning-Sagavanirktok Petroleum System, as were the Hammerhead (Sivulliq) and Kuvlum oil discoveries.[1]

Bordering Polar's North Point Thomson Project to the south is ExxonMobil's Point Thomson Unit (PTU). The PTU represents an estimated 295 million barrels of oil (MMBO) [1] and 8 trillion cubic feet of natural gas (TCFG), which represents about 25% of the recoverable natural gas on Alaska's North Slope.[3] Russia's Rosneft – the world's largest publicly traded oil company – entered an agreement in February 2013 with ExxonMobil, giving Rosneft the option to purchase a 25% interest in ExxonMobil’s holdings in the Point Thomson field.[3] From December 2012 to May 2013, ExxonMobil commenced construction of a 22-mile pipeline to transport liquid natural gas condensates westward from their PTU wells to the Badami Unit, where the liquid fuel will be diverted into the Trans-Alaska Pipeline System (TAPS).[4]

Neighboring Polar's North Point Thomson Project 8 miles to the southwest is the producing Badami Unit. Badami has produced 5.9 MMBO and 30 billion cubic feet of gas (BCFG) to date, and as of May 2012 had production of 1,535 barrels of oil per day (BOPD).[1]

Two miles southwest of Polar's North Point Thomson Project is the location of the proposed Telemark Unit. The new Telemark Unit would lie between the Badami and Point Thomson units, and would develop the Tertiary “Flaxman Sands” encountered when Humble Oil (Exxon) drilled the onshore E. Mikkelsen Bay State #1 well in 1971. BP's Red Dog #1 Well, drilled in 1999, also lies within the proposed Telemark Unit area, and had 1,275’ of oil and gas shows in Middle Brookian sands.[1]

Polar Petroleum Corp.'s President and CEO, Daniel Walker, commented: "By acquiring the North Point Thomson Project, we have established a presence in a third area marked by significant Alaska energy industry production, activity and development involving major industry players. Our next steps will include drawing on the insights of the surrounding historic exploration to plan an initial work program to assess the project's estimated resources and production potential."

FOR ADDITIONAL INFORMATION
Read more about the North Point Thomson Project on Polar Petroleum's official website, as well as further information about the Company and its latest news releases at http://www.polarpetro.com.

ABOUT POLAR PETROLEUM CORP.
Polar Petroleum (OTCBB: POLR) is an independent American oil and gas company based in Anchorage, AK. The Company is focused on securing domestic energy solutions through the exploration, development and production of oil and natural gas in Alaska's proven North Slope region: home to the 2 largest oil fields in North America, over 10 other producing fields, and established infrastructure. The Company's Franklin Bluffs Project overlies the 3 source rocks thought to represent potential unconventional shale oil on the North Slope. Test drilling in the vicinity has met expectations for finding oil in the source rocks.* The Company's Hemi Springs Project is estimated to potentially represent recoverable petroleum reserves of ~558 million barrels of oil.** The Company's North Point Thomson Project lies along the northern border of ExxonMobil's Point Thomson Unit and is 8 miles northeast of the producing Badami Unit.

Polar’s projects comprise of 29 leases and ~66,061 acres, and are strategically positioned between many of the major players of the oil and gas industry and the necessary infrastructure to bring hydrocarbons to market.

* Petroleum News, Sept. 23, 2012; ** Geologic Study and Initial Evaluation of the Potential Petroleum Reserves of the Hemi Springs Project, North Slope, Alaska (D. T. Gross & D. W. Brizzolara, Mar. 25, 2013).

ON BEHALF OF THE BOARD OF DIRECTORS,

Polar Petroleum Corp.
Daniel Walker, President & CEO

4300 B Street
Suite 505
Anchorage, AK
99503
USA

INVESTOR RELATIONS:
Toll Free: 1-888-765-2773
E-mail:                      ir@polarpetro.com
OTCBB: POLR

This press release may include certain statements that are forward-looking in nature and that involve a number of uncertainties and risks. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this press release are based on Polar Petroleum Corp.'s current expectations and projections regarding future events, which are based on currently available information. The forward-looking statements in this press release may also include statements relating to Polar Petroleum Corp.'s anticipated new developments, business prospects, financial performance, strategies and similar matters. Polar Petroleum Corp. disclaims any obligation to update any of its forward-looking statements, except as may be required by law.

Cautionary Note to U.S. Investors: The United States Securities and Exchange Commission permits US companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We may use certain terms in this press release, such as “measured,” “indicated,” and “inferred” “resources,” which the SEC guidelines prohibit US registered companies from including in their filings with the SEC. US investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from our website at http://www.polarpetro.com.

SOURCES:
1. DOG LLC website, May 16, 2013.
2. Department of Natural Resources, State Of Alaska; Point Thomson Unit Application for the Second Expansion and Third Contraction of the Unit Area. May 24, 2002.
3. Anchorage Daily News website, Feb. 13, 2013.
4. E&E Publishing website, Apr. 16, 2013.